Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 4, 2024, relating to the consolidated financial statements of Richtech Robotics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended September 30, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
November 7, 2024

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com